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                                                                  Exhibit (j)(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 64 under the Securities Act of 1933, as amended, to the Registration Statement of Provident Institutional Funds on Form N-1A (File No. 2-47015) of our report dated December 10, 1999 on our audit of the financial statements and financial highlights of California Money Fund, New York Money Fund, TempFund, TempCash, FedFund, T-Fund, Federal Trust Fund, Treasury Trust Fund, MuniFund and MuniCash (Portfolios of Provident Institutional Funds), which report is included in the Annual Report to Shareholders for the year ended October 31, 1999 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the incorporation by reference of our report and the references to our Firm under the heading "Financial Statements" in the Statement of Additional Information and under "Financial Highlights" in the Prospectuses and consent to the reference to our Firm under the heading "Auditors" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 24, 2000